MILLER ELLIN & COMPANY
     CERTIFIED PUBLIC ACCOUNTANTS

                                           INTERNATIONAL PLAZA
                              750 LEXINGTON AVENUE NEW YORK N.Y. 10022-1200
                                             (212 750-9100
                                          FAX (212) 750-2727

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (No. 33-70754) on Form S-8 of our report dated March 21, 1 995 of Uniflex, Inc. and Subsidiary for the years ended January 3 1, 1995 and 1994, and to the reference to our firm under the caption "Experts" in the Prospectus.


                                        /s/ MILLER, ELLIN & COMPANY
                                        ---------------------------
                                        MILLER, ELLIN & COMPANY

New York, New York
April 18, 1996